Exhibit 99.1

PRESS ADVISORY

Contact: Courtney Birck
Courtney@spaethcom.com
P: 214-442-1021

MARCH 6, 2008 – DALLAS, TEXAS – Reddy Ice Holdings, Inc. (NYSE: FRZ) announced that federal officials executed a search warrant at the Company’s corporate office in Dallas on March 5, 2008.  The Company is cooperating with the authorities.

The Company’s priority mission is to provide superior service to its customers, and it will continue to function in a normal business manner.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary technology, The Ice Factory®. Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  For more information on Reddy Ice, visit the Company’s website at www.reddyice.com.

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